EXHIBIT 10.1

EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT AND FORBEARANCE AGREEMENT

THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT AND FORBEARANCE AGREEMENT (this "Amendment") is dated April 30, 2009, but effective for all purposes as of the Effective Date (defined below), and entered into between TOR Minerals International, Inc., a Delaware corporation ("Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender").  Capitalized terms used but not defined in this Amendment have the meaning given them in the Loan Agreement (defined below).

RECITALS

A.        Borrower and Lender entered into that certain Second Amended and Restated Loan Agreement dated as of December 21, 2004 (as amended by First Amendment dated December 13, 2005, Second Amendment dated November 29, 2006, Third Amendment dated February 15, 2007, Fourth Amendment dated May 7, 2007, Fifth Amendment dated March 19, 2008, Waiver and Sixth Amendment dated August 14, 2008, Waiver and Seventh Amendment dated November 14, 2008, and as further amended, restated or supplemented the "Loan Agreement").

B.         Events of Default under the Loan Agreement have occurred as a result of Borrower's failure to comply with (i) the Fixed Charge Coverage Ratio covenant contained in Section 4.B(iii) of the Loan Agreement for the period ending December 31, 2008, and (ii) the Funded Debt to EBITDA Ratio covenant contained in Section 4.B(v) of the Loan Agreement for the period ending December 31, 2008 (collectively, the "Existing Defaults").

C.         Lender has the present right, pursuant to the Loan Agreement, to take such remedial action provided therein and under applicable law, including without limitation, to declare the Loans to be immediately due and payable, to collect the Loans, to foreclose upon the collateral held pursuant to the Loan Documents, and to exercise any and all legal rights and remedies available to it under the Loan Documents or applicable law.

D.        Borrower has requested that Lender forbear from the exercise of its rights and remedies in respect of the Existing Defaults.

E.         The forbearance by Lender from the current exercise of its rights and remedies as provided for in this Amendment will result in a direct tangible and intangible benefit to Borrower.

F.         On or about May 1, 2009, Borrower intends to issue an aggregate principal amount of $1,000,000 of its 6% Convertible Subordinated Debentures due 2016 (the "Debentures") to Paulson Ranch, Ltd., David A. Hartman, as trustee of The D and CH Trust, and Douglas H. Hartman, as trustee of The Douglas MacDonald Hartman Family Irrevocable Trust.

G.         Borrower and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

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1.                   Amendments to Loan Agreement.

(a)    Section 1.H of the Loan Agreement            (Funded Debt to EBITDA Ratio) is deleted in its entirety and replaced with "[Intentionally Omitted.]"

(b)    The Loan Agreement is amended to extend the maturity date of Revolving Note to October 1, 2009, by deleting the first sentence of Section 2.A and replacing it with the following:

"Lender agrees to establish a revolving line of credit for Loans to be made to Borrower, which shall be evidenced by the promissory note maturing October 1, 2009 (or earlier if Lender's commitment to make Loans under the Revolving Note is otherwise cancelled or terminated in accordance with Section 7 of this Agreement or otherwise), which is substantially in the form attached as Exhibit A-1, to which reference is made for all purposes (the "Revolving Note").

(c)                The Loan Agreement is amended to modify the maturity date of the Term Note to October 1, 2009, by deleting the first sentence of Section 2.F and replacing it with the following:

"On or about May 7, 2007, Lender made a single advance term loan to Borrower in the amount of $500,000 (the "Term Loan"), which was evidenced by that certain promissory note dated May 7, 2007, maturing May 1, 2012 (the "Initial Term Note"), which was replaced by that certain promissory note dated August 14, 2008, maturing May 1, 2012, with an outstanding principal amount of $308,333 as of April 1, 2009 (the "Second Term Note"), which has been replaced by that certain promissory note executed by Borrower dated April 30, 2009, maturing October 1, 2009 or earlier if accelerated under the terms of this Agreement, which promissory note is substantially in the form attached as Exhibit A-2, to which reference is hereby made for all purposes (which promissory note is given in replacement for (but not a novation of) the Initial Term Note and the Second Term Note, the "Term Note").

(d)                The Loan Agreement is amended to modify the maturity date of the Real Estate Term Note to October 1, 2009, by deleting Section 2.K in its entirety and replacing it with the following:

"K.       On or about December 13, 2005, Lender made a single advance term loan to Borrower in the amount of $1,029,000.00 (the "Real Estate Term Loan"), which was evidenced by that certain promissory note dated December 13, 2005, maturing November 30, 2010 (the "Initial Real Estate Term Note"), which was replaced by that certain promissory note executed by Borrower dated August 14, 2008, maturing November 30, 2010, with an outstanding principal amount of $539,000 as of April 1, 2009 (the "Second Real Estate Term Note"), which has been replaced by that certain promissory note executed by Borrower dated April 30, 2009, maturing October 1, 2009 or earlier if accelerated under the terms of this Agreement, which promissory note is substantially in the form attached as Exhibit A-3, to which reference is hereby made for all purposes (such promissory note is given in replacement for (but not a novation of) the Initial Real Estate Term Note and the Second Real Estate Term Note, the "Real Estate Term Note").

(e)                The Loan Agreement is amended to delete Section 4.B(ii) and replace it with the following:

"ii.        Current Ratio.  Borrower agrees to maintain a ratio of current assets of its operations in the United States to current liabilities attributable to its operations in the United States (including the outstanding principal balance of the Revolving Note) of at least 1.00 to 1.00 as of the fiscal quarter ended June 30, 2009."

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(f)                 The Loan Agreement is amended delete Section 4.B(iii) in its entirety and to replace such clause (iii) with the following:

"iii.  Fixed Charge Coverage Ratio.  Borrower agrees to maintain a Fixed Charge Coverage Ratio of at least 0.85 to 1.00.  "Fixed Charged Coverage Ratio" means the ratio of (a) the sum of EBITDA minus the sum of taxes, dividends, and maintenance capital expenditures, to (b) the sum of interest expense, the current portion of long term debt (excluding any balloon principal payment due to Lender on October 1, 2009), and the current portion of capitalized lease obligations, in each case attributable to its operations in the United States. "EBITDA" means net income from Borrower's operations in the United States, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion and amortization, and plus non-cash charges. This ratio will be calculated using the results of Borrower's operations in the United States for the three-month period ended June 30, 2009."

(g)                The Loan Agreement is amended to delete Section 4.B(v) in its entirety and replace it with the following:

"v.        [Intentionally Deleted.]"

(h)                The Loan Agreement is amended to delete Section 4.C(ii) in its entirety and replace it with the following:

"ii.        Periodic Financial Statements.  Borrower agrees to furnish Lender with a copy of its internally prepared monthly financial statements, certified and dated by an authorized financial officer of Borrower, within 15 days after the end of each calendar month, which financial statements shall include (a) a balance sheet as of the end of the calendar month, (b) a profit and loss statement reflecting Borrower's operations during the calendar month, (c) a summary of the inventory in Borrower's possession at the end of the calendar month, priced at the lower of cost or market, and (d) an aged list of accounts receivable owed to Borrower at the end of the calendar month.  The statements shall be prepared on a consolidated and consolidating basis."

2.             Forbearance.

(a)        Borrower hereby acknowledges and agrees that each of the Existing Defaults exists and is continuing without timely cure by Borrower and Borrower further agrees that but for the forbearance of Lender set forth below, Lender would be entitled to pursue its remedies for the enforcement of Borrower's obligations under the Loan Agreement.  Borrower further agrees that such Existing Defaults are not cured or waived by reason of Lender's execution of this Amendment.  Lender is only agreeing in this Amendment to forbear from the exercise of its remedies on the terms set forth herein which may arise or have arisen by virtue of the Existing Defaults and upon termination of the Forbearance Period (as hereinafter defined), Lender shall remain entitled to pursue any and all of its remedies which may arise or have arisen by virtue of such Existing Defaults.

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                     (b)        Lender agrees that for a period (the "Forbearance Period") commencing on the date of this Amendment and ending on the Forbearance Termination Date (hereinafter defined), Lender will not exercise any of its rights or remedies under the Loan Agreement which may arise or have arisen from or by virtue of the Existing Defaults.  Lender's forbearance under this Amendment will automatically terminate without any notice to Borrower on the date being the earliest of (such date, the "Forbearance Termination Date"): (i) the date that Borrower shall be adjudicated insolvent or shall generally not pay or admit in writing its inability to pay, its debts as they become due, or makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by Borrower seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for Borrower or for any substantial part of its property, or Borrower shall take any action in furtherance of any of the foregoing or any proceeding of the type referred to in this clause is filed, or any such proceeding is commenced against Borrower, or Borrower by any act indicates approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy laws of the United States or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating Borrower insolvent, or approving the petition in any such proceedings, (ii) the date that Borrower shall fail to perform or observe any covenant or agreement contained in this Amendment, (iii) the date upon which Borrower's obligations under the Loan Agreement have been satisfied in full, and (iv) October 1, 2009.

                     (c)        On the Forbearance Termination Date, Lender's agreement hereunder to forebear from exercising its rights and remedies under the Loan Agreement shall automatically cease and terminate and be of no further force and effect, at which time Lender shall be entitled to exercise any and all remedies available under the Loan Agreement or under applicable law.  Borrower waives any and all further notice, presentment, notice of dishonor or demand with respect to its obligations under the Loan Agreement.

                     (d)        Notwithstanding the provisions of this Amendment, Lender is entitled to take any and all action as may be necessary and appropriate to perfect, protect and defend the priority of its liens under the Loan Agreement against the claims and actions of any other creditors (including any bankruptcy trustee) and to make such filings as may be necessary and appropriate to insure or maintain the priority and perfection of its liens.  In order to preserve the status quo with respect to any statutes of limitations which may be applicable to any action by Lender for enforcement of its rights under the Loan Agreement or applicable law, Lender and Borrower agree that all of said statutes are hereby tolled until the occurrence of the Forbearance Termination Date.  No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of any such right nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

            Mandatory Prepayment.  In consideration of the agreements of Lender in this Amendment, Borrower covenants and agrees that all gross proceeds in excess of $1,000,000 in the aggregate and received by Borrower at anytime on or after May 1, 2009, from the issuance of any of its capital stock (whether common stock or preferred stock), from capital contributions in respect of its capital stock, from the issuance of the Debentures, or from the incurrence or any Permitted Subordinated Indebtedness, shall be immediately remitted by Borrower to Lender to prepay the Loans and other obligations of Borrower arising under the Loan Documents and such amounts shall be applied by Lender to the Loans or other obligations of Borrower arising under the Loan Documents (whether applied to fees, expenses, interest, principal or otherwise) in such order and in such manner as Lender may elect in its sole discretion.  Borrower covenants and agrees that the Debentures shall not be issued unless and until a Subordination Agreement is executed among Borrower, the holders of the Debentures, and Lender, in form and substance satisfactory to Lender, in its sole discretion, and Lender approves of the terms and conditions of the definitive Debentures and the related subordinated debt documents, in Lender's sole discretion.

3.                   Conditions.  This Amendment shall be effective as of April 30, 2009 (the "Effective Date") once each of the following have been delivered to Lender:

(i)                           this Amendment executed by Borrower and Lender;

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(ii)                         Officer's Certificate from Borrower certifying as to incumbency of officers, specimen signatures, it certificate of incorporation and bylaws, and resolutions adopted by the Board of Directors authorizing this Amendment;

(iii)                        a replacement Revolving Note, Term Note, and Real Estate Term Note executed by Borrower in favor of Lender;

(iv)                       Subordination Agreement among, Lender, Paulson Ranch, Ltd., David A. Hartman, as trustee of The D and CH Trust, and Douglas H. Hartman, as trustee of The Douglas MacDonald Hartman Family Irrevocable Trust, in form and substance acceptable to Lender;

(v)                         payment by Borrower to Lender of a $2,500 amendment fee, which fee shall be full-earned and non-refundable when paid; and

(vi)                       such other documents as Lender may reasonably request.

4.                   Representations and Warranties.  Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any person, governmental authority, or entity (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date or as modified by this Amendment), (f) except for the Existing Defaults, it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party, and (g) no Event of Default has occurred and is continuing other than the Existing Defaults.  The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

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5.                   Scope of Amendment; Reaffirmation; Release.  All references to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.  Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which they are a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment).  BORROWER HEREBY RELEASES LENDER FROM ANY LIABILITY FOR ACTIONS OR OMISSIONS IN CONNECTION WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE DATE OF THIS AMENDMENT AND BORROWER WAIVES AND RELEASES ANY AND ALL OF ITS RIGHTS, REMEDIES, CLAIMS, DEMANDS AND CAUSES OF ACTION BASED UPON OR RELATED TO, IN WHOLE OR IN PART, FROM THE NEGLIGENCE, BREACH OF CONTRACT OR OTHER FAULT, OR STRICT LIABILITY WITHOUT REGARD TO FAULT, TO THE MAXIMUM EXTENT THAT SUCH RIGHTS, REMEDIES, CLAIMS, DEMANDS AND CAUSES OF ACTION MAY LAWFULLY BE RELEASED AND WAIVED AND TO THE EXTENT ARISING PRIOR TO THE DATE OF THIS AMENDMENT.  BORROWER ACKNOWLEDGES THAT LENDER HAS FULFILLED ALL OF ITS CONTRACTUAL OBLIGATIONS UNDER THE LOAN DOCUMENTS ARISING PRIOR TO THE DATE HEREOF.  IN FURTHERANCE THEREOF, BORROWER REPRESENTS THAT BORROWER HAS HAD THE OPPORTUNITY TO ENGAGE LEGAL COUNSEL IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AMENDMENT AND BORROWER DOES NOT CONSIDER ITSELF TO BE IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE LOAN DOCUMENTS AND BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

6.                   Miscellaneous.

(a)                No Waiver of Defaults.  This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)                Form.  Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this Amendment must be in form and substance satisfactory to Lender and its counsel.

(c)                Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Loan Agreement or the other Loan Documents.

(d)                Costs, Expenses and Attorneys' Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender's counsel.

(e)                Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)                 Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Amendment may be transmitted and signed by facsimile or by portable document format (PDF).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower and Lender.  Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or PDF document or signature.

(g)                Governing Law.  This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h)                Arbitration.  Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 11 of the Loan Agreement.

(i)                 Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement Between Borrower and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements among the Parties.

[Signatures are on the following page.]

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The Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER:

TOR MINERALS INTERNATIONAL, INC.,

a Delaware corporation

By:
Name:  Barbara Russell
Title:     Acting Chief Financial Officer

LENDER:

BANK OF AMERICA, N.A.,

a national banking association

By:
Peter Vitale, Senior Vice President

[Signature Page to Eighth Amendment to Second Amended and Restated Loan Agreement and Forbearance Agreement]